Exhibit 99.1

Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Phil DeSousa +1 (914) 323-5930
	Kelly.McAndrew@xyleminc.com	Phil.DeSousa@xyleminc.com

Xylem Inc. to acquire Sensus, a global leader in smart meters, network technologies and advanced data analytics solutions for the water industry,

for $1.7 billion in cash

•	Advances Xylem’s strategy to be a leading provider of systems intelligence solutions in the global water sector

•	Brings strong portfolio of smart water technologies in fast-growing segments and attractive, non-water adjacencies

•	Sensus’ leading-edge technology and R&D capabilities accelerates Xylem’s innovation initiatives

•	Sensus’ FlexNet® network technology provides platform for Xylem’s products and solutions, and for future growth

•	Xylem reaffirms 2016 earnings outlook; expects acquisition to be accretive to adjusted earnings in 2017

RYE BROOK, N.Y., August 15, 2016 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today announced that it has signed a definitive agreement to acquire Sensus for approximately $1.7 billion in cash.

Sensus, owned by investment funds affiliated with The Jordan Company and GS Capital Partners 2000, is a leading provider of smart meters, network technologies, and advanced data analytics services for the water, electric and gas industries. It has more than 80 million metering devices installed globally, and its distinctive FlexNet® communications network technology uses licensed spectrum in the U.S. and other geographies and provides secure connectivity solutions that support multiple applications.

Sensus generated $837 million in adjusted revenue and $159 million in adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in fiscal 2016, which ended March 31, 2016. The $1.7 billion cash purchase price is 10.7x Sensus’ fiscal year 2016 adjusted EBITDA. Xylem expects to achieve at least $50 million in annual cost synergies to be substantially realized within three years of closing as Xylem extends its proven global procurement and continuous improvement initiatives into this business, with significant additional revenue synergy potential. The transaction is expected to be accretive to Xylem’s adjusted earnings in 2017.

“With Sensus, we will acquire a strategically valuable asset that will accelerate our ability to bring systems intelligence solutions to customers across the water and energy industries, establish a foundation for future growth and create significant shareholder value,” said Patrick Decker, Xylem President and Chief Executive Officer. “This will be an important milestone in our strategy to move Xylem’s portfolio of solutions up the technology curve. The combination of Xylem’s world-class brands and products with Sensus’ leading-edge smart technologies will create a differentiated offering that will better meet our customers’ evolving needs, including greater energy efficiency, water conservation, and improved life-cycle costs.

“Sensus has a very broad product portfolio in metering and is well positioned in the advanced metering infrastructure (AMI) segment,” continued Mr. Decker. “The AMI segment is growing at nearly twice the rate of the total metering space, driven in part by regulations and customers’ growing need for real-time data and reduced operational costs. Our expansive customer relationships will be able to extend the reach of Sensus’ products and technologies to new markets globally, particularly in emerging markets. As a combined company, we expect Xylem to grow faster and be more profitable.”

Mr. Decker added, “This move will also advance the innovation strategy we outlined at our Investor Day last year. Combining the advanced technology and R&D expertise and capabilities of both companies, we anticipate accelerating our delivery of innovative solutions to our customers, particularly in the area of advanced analytics across the water, wastewater and outdoor water sectors. Sensus’ network platform, FlexNet®, can support many of Xylem’s connected product offerings and enable expansion into adjacent Internet of Things markets. We also see natural opportunities to extend the company’s advanced data analytics platform, which provides actionable insights for customers, to Xylem products. Both platforms provide a powerful foundation for future organic and inorganic growth opportunities.”

In addition to its strong presence in the smart water sector, Sensus generates approximately 24 percent of its revenues from sales to electric and gas utilities. The projected growth rate of smart metering, particularly AMI, is even higher in these sectors than in water, and Sensus is well positioned to capture that growth with its network-enabled solutions.

Mr. Decker concluded, “We are very pleased with the opportunity to add the world-class talent of Sensus to Xylem. As a unified company, we look forward to providing customers with an even more compelling offering that will add measurable value to their operations, and create significant incremental value for our shareholders.”

Randy Bays, President of Sensus, said, “Xylem is a highly respected company and we are confident that, together, we will have the resources and scale to continue advancing differentiated technology and delivering innovative solutions to our customers around the world. We look forward to working with the Xylem team to ensure a smooth transition and completing the combination as quickly as possible.”

Speaking on behalf of the Xylem Board of Directors, Xylem Chairman Markos I. Tambakeras said, “This is an excellent transaction and we are enthusiastic about the future combination of these two companies. We have full confidence in the management team’s ability to execute a smooth integration and significantly enhance shareholder value.”

Sensus has approximately 3,300 employees and major locations in the U.S., United Kingdom, Germany, Slovakia, and China. Nearly 70 percent of 2016 revenues were generated in the U.S.

Xylem will finance the all-cash transaction with the deployment of approximately $400 million of Xylem’s non-U.S. cash, new and existing credit facilities, and a combination of short- and long-term debt. There is no change to Xylem’s full-year 2016 adjusted earnings outlook. Xylem expects to maintain quarterly dividend payments to shareholders.

The transaction is subject to customary closing conditions and regulatory review, including approval by the Federal Communications Commission of the transfer of certain spectrum licenses. The transaction is expected to close in the fourth quarter of 2016.

Supplemental information on Xylem’s definitive agreement to acquire Sensus and reconciliations for non-GAAP items are posted at http://investors.xyleminc.com.

Advisors

Lazard is serving as financial advisor to Xylem and Gibson, Dunn & Crutcher LLP is serving as legal counsel. Credit Suisse and Goldman, Sachs & Co. are serving as financial advisors and Mayer Brown LLP as legal advisor to Sensus.

Conference Call/Webcast

Xylem management will host a conference call with investors to discuss the proposed acquisition of Sensus on Monday, August 15, at 8:30 a.m. (ET). The call can be accessed by calling (973) 935-2945 (ID #65483412) or by visiting http://investors.xyleminc.com.

A replay of the briefing will be available on http://investors.xyleminc.com and via telephone until Monday, August 29, 2016, at 11:30 p.m. (ET). The telephone replay will be available at (800) 585-8367 or (404) 537-3406 (ID #65483412).

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The Company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in Rye Brook, New York, with 2015 revenue of $3.7 billion and more than 12,500 employees worldwide. Xylem was named to the Dow Jones Sustainability Index, North America for the last four years for advancing sustainable business practices and solutions worldwide, and the Company has satisfied the requirements to be a constituent of the FTSE4Good Index Series each year since 2013.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all – that which occurs in nature. For more information, please visit us at www.xylem.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and/or acquisitions and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future – including statements relating to orders, revenues, operating margins and earnings per share growth, statements relating to potential or anticipated acquisitions of assets or stock of a target company and statements expressing general views about future operating results – are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from such forward-looking statements. The consummation of any transaction described in this release is subject to certain conditions that must be satisfied pursuant to the relevant transaction documents. There can be no assurances that such conditions will be satisfied.

Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; adverse or unanticipated actions or omissions taken by any regulatory or other governmental authority, including, but not limited to, the refusal by the FTC, the DOJ, the SEC or the FCC to approve, in whole or in part, certain of our planned transactions or acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Non-GAAP Measures

Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends acquisitions, share repurchases and debt repayment. However, other than with respect to total revenue, we only provide guidance on a non-GAAP basis and do not provide reconciliations of such forward-looking measures to GAAP due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as, integration and acquisition-related costs, special charges and tax related special items. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Adjusted revenue” defined as revenue, adjusted to exclude the impact of non-cash deferred revenue recognized.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustments to EBITDA to exclude the impact of non-cash revenue as well as the reversal of a product warranty reserve, restructuring and realignment charges, management fees and other non-recurring charges.

Sensus Worldwide Limited Non-GAAP Reconciliation*

Adjusted Revenue, EBITDA and Adjusted EBITDA

($ Millions)

Year-ended 3/31/2016

Reconciliation of Adjusted Revenue:

GAAP Revenue	861

Non-cash deferred revenue	(24)

Adjusted Revenue	837

Reconciliation EBITDA and Adjusted EBITDA:

GAAP Pre-Tax Income	99

Interest Expense (Income), net	37
Depreciation	22
Amortization	34

EBITDA	192

Non-cash deferred revenue	(24)

Reversal of product warranty reserve	(27)

Restructuring & realignment costs	7

Management fees	6

Other non-recurring charges	5

Adjusted EBITDA	159

Adjusted EBITDA Margin	19.0%

*	GAAP revenue and income amounts from Sensus audited 3/31/2016 Financial Statements